Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements No. 333-145985, 333-148050, 333-149334,  333-149335, 333-162014 and 333-162016 on Form S-8 of our report dated October 13, 2009, relating to the financial statements of Zevotek, Inc., which appear in this Annual Report on Form 10-K of Zevotek, Inc. for the year ended June 30, 2009.

                /s/ RBSM LLP
                Certified Public Accountants

New York, New York
October 13, 2009